Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Purple Innovation, Inc.

Lehi, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223030, 333-230522, 333-230521, 333-234186, 333-237045, 333-248507) and Form S-8 (Nos. 333-224220 and 333-231822) of Purple Innovation, Inc. of our reports dated March 11, 2021, relating to the consolidated financial statements, and the effectiveness of Purple Innovation, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Salt Lake City, Utah

March 11, 2021